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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

  We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 27, 2000, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-30978) and related Prospectus of Tularik Inc. for the registration of 6,900,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

March 20, 2000